1 Exhibit 99.1 FNB Hires Alfred D. Cho as Chief Consumer Banking Officer PITTSBURGH, PA – August 26, 2025 – First National Bank, the largest subsidiary of F.N.B. Corporation (NYSE: FNB), announced today that it has hired Alfred D. Cho as Chief Consumer Banking Officer, succeeding Barry Robinson upon his retirement. Responsible for driving the consumer banking experience, Cho will oversee Retail Sales and Distribution, Small Business Banking, Mortgage Services, Consumer Banking Solutions and Consumer Product Development. Cho will report to Vincent J. Delie, Jr., Chairman, President and Chief Executive Officer of F.N.B. Corporation and First National Bank. He brings to FNB more than 25 years of strategic consulting, investment banking and financial institutions group experience earned at some of the nation’s most prominent financial institutions, including J.P. Morgan, Bank of America and Truist. “Alfred’s diverse experience and uniquely strategic mindset further augment the capabilities of a very experienced Retail Banking team,” said Delie. “The combination of our convenient physical network and industry-leading digital suite, led by eStore®, provides an exceptional launchpad for continued success.” Delie added, “During his 15 years of FNB service, Barry Robinson has been instrumental in both our growth and ability to serve our stakeholders through unprecedented external challenges. He earned the trust of employees and clients alike and we wish him the very best in retirement.” Cho, who has worked closely with FNB throughout his career stated, “Having partnered with the FNB leadership team in an advisory capacity for many years, I have gained a strong appreciation for their talent, culture and vision. I am honored to now join the management team and look forward to continuing this journey together in driving the bank’s growth and success.” Cho followed his undergraduate education at the University of Michigan with a Master of Business Administration with High Distinction from the Stephen M. Ross School of Business. He and his wife are deeply involved in their community, serving on local boards, coaching their children’s youth sports teams, and supporting school leadership activities. They look forward to continuing these commitments and building new connections with their relocation to Pittsburgh. About F.N.B. Corporation F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in seven states and the District of Columbia. FNB’s market coverage spans several major metropolitan areas, including: Pittsburgh, Pennsylvania; Baltimore, Maryland; Cleveland, Ohio; Washington, D.C.; Charlotte, Raleigh, Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina; and Charleston, South Carolina. The Company has total assets of nearly $50 billion and approximately 350 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina, South Carolina, Washington, D.C. and Virginia.

2 FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network, which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, government banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation website at www.fnbcorporation.com. ### Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell) reel@fnb-corp.com Analyst/Institutional Investor Contact: Lisa Hajdu, 412-385-4773 hajdul@fnb-corp.com